Exhibit 99.1

Microbot Medical® Strengthens IP Portfolio as it Continues to Establish Infrastructure to Support Future Commercialization Expansion

HINGHAM, Mass., November 5, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, today announced that the Canadian Intellectual Property Office (CIPO) granted the Company a patent for an adaptor for coupling a proximal portion of an elongate surgical tool (guidewire, microcatheter and the like) to a motorized robotic surgical device. With this patent, the Company now holds 45 issued patents and 48 patent applications worldwide, including 21 issued patents in North America, as it continues to seek protection for the distinctive and unique characteristics of the LIBERTY® System.

This patent reflects the Company’s ongoing strategy to protect and maximize the value of its innovations through a growing global intellectual property portfolio. The Company believes that a strong patent estate is critical to supporting potential future market expansion and monetizing its novel technology.

“Our strategy to continue to strengthen our intellectual property portfolio in the U.S. and internationally is an important component to protecting and monetizing our technological innovation and gives us greater confidence to pursue regulatory clearances in additional markets, joining those in the U.S. and Israel,” commented Dr. Sarit Garten, Director of Intellectual Property.

LIBERTY is the only FDA-cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements relating to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, market acceptance of the LIBERTY system, the length and outcome of purchasing processes and the Company’s ability to convert sales leads into orders, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and the Company’s ability to obtain, maintain, protect and enforce its intellectual property rights, the scope and validity of such rights, and the risk of claims by third parties that the Company infringes their intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com